SUB-ITEM 77-Q.1   LEGAL
PROCEEDINGS


FEDERATED
INTERMEDIATE
GOVERNMENT FUND,
INC.

ARTICLES OF
AMENDMENT


	FEDERATED
INTERMEDIATE
GOVERNMENT FUND,
INC., a Maryland
corporation (hereinafter
called the ?Corporation?),
hereby certifies to the
Maryland State Department
of Assessments and
Taxation that:

	FIRST:	The
Corporation hereby renames
all of the Federated Limited
Duration Government Fund,
Inc. Institutional Service
Shares as follows:


Old Name	New Name
Federated Limited Duration
Government Fund, Inc.
Federated Intermediate
Government Fund, Inc.
Institutional Service Shares
Service Shares







	SECOND:	The
foregoing amendment to the
charter of the Corporation
was approved by a majority
of the entire Board of
Directors of the
Corporation; the charter
amendment is limited to a
change expressly permitted
by Section 2-605 of the
Maryland General
Corporation Law to be
made without action by
stockholders; and the
Company is registered as an
open-end investment
company under the
Investment Company Act of
1940, as amended.

	IN WITNESS
WHEREOF, Federated
Intermediate Government
Fund, Inc. has caused these
Articles of Amendment to
be signed in its name and on
its behalf as of July 21,
2011 to become effective on
September 30, 2011, by its
duly authorized officers,
who acknowledge that these
Articles of Amendment are
the act of the Corporation,
that to the best of their
knowledge, information and
belief, all matters and facts
set forth herein relating to
the authorization and
approval of these Articles
are true in all material
respects, and that this
statement is made under the
penalties of perjury.

WITNESS:






FEDERATED
INTERMEDIATE
GOVERNMENT
FUND, INC.


/s/ Gail C.
Jones


By:/s/ J.
Christopher
Donahue
Gail C.
Jones
  J. Christopher
Donahue
Assistant
Secretary
  President